Exhibit 3.1

STATE OF DELAWARE

CERTIFICATE OF LIMITED PARTNERSHIP

—	The Undersigned, desiring to form a limited partnership pursuant to the Delaware

Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:

—	First: The name of the limited partnership is HESS MIDSTREAM PARTNERS LP

.

—	Second: The address of its registered office in the State of Delaware is Corporation

Trust Center, 1209 Orange Street in the city of Wilmington .

Zip code 19801 . The name of the Registered Agent at such address is

The Corporation Trust Company .

—	Third: The name and mailing address of each general partner is as follows:

Hess Midstream Partners GP LLC (General Partner) 1185 Avenue of the Americas, New York, NY 10036 Hess Corporation (Limited Partner) 1185 Avenue of the Americas, New York, NY 10036

—	In Witness Whereof, the undersigned has executed this Certificate of Limited

Partnership as of 17th day of January , A.D. 2014 .

Hess Midstream Partners GP LLC

By: /s/ George C. Barry
General Partner

Name: George C. Barry, Secretary
(type or print name)